SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2010
Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On December 7, 2010, Education Management LLC (the “Company”), a subsidiary of Education Management Corporation (“EDMC”), entered into an Amendment and Restatement Agreement (the “Amended Agreement”), which amends and extends the Company’s Amended and Restated Credit and Guaranty Agreement dated as of February 13, 2007. Under the Amended Agreement, lenders under the Company’s $442.5 million revolving credit facility have extended the maturity of revolving commitments totaling $328.3 million from June 1, 2012 to June 1, 2015. In addition, holders of an aggregate of $763.1 million of the Company’s $1.1 billion term loan have agreed to extend the maturity date of the term loan from June 1, 2013 to June 1, 2016.
     Lenders that agreed to extend the maturity of their revolving commitments will receive a margin increase of 2.5%, from LIBOR plus 1.5% to LIBOR plus 4.0%, and payment of an upfront fee. Lenders with revolving commitments totaling $114.2 million have elected not to extend those commitments, which will mature on the original maturity date of June 1, 2012 and bear interest at the lower rate.
     Lenders that agreed to extend the maturity of the term loan will receive a margin increase of 2.25%, from LIBOR plus 1.75% to LIBOR plus 4.0%, and payment of an upfront fee. Holders of an aggregate of $349.0 million of the term loan have elected not to extend the maturity date, and this amount will bear interest at the lower rate and mature on June 1, 2013, the original maturity date.
     In addition to the extensions of the maturity dates of the revolving commitments and term loan, the Amended Agreement also provides for (i) a “springing maturity” of March 1, 2014 for the term loan in the event that the Company does not refinance, extend or pay in full its $375.0 million of Senior Notes due 2014 on or prior to March 1, 2014, (ii) an adjustment to the basket amount for capital expenditures and certain other purposes, and (iii) the ability to use cash to collateralize letters of credit.
     Goldman Sachs Credit Partners L.P. (“GSCP”), one of the lenders under the Company’s revolving credit facility and term loan, is an affiliate of Goldman Sachs Capital Partners, which together with its affiliates beneficially owns approximately 39.1% of EDMC’s issued and outstanding common stock. In connection with the Amended Agreement, GSCP has agreed to extend the maturity dates of its revolving commitment and its portion of the term loan.
     The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(a) None.
(b) None.
(c) None.
(d) Exhibits.

Exhibit 10.1	Amendment and Restatement Agreement dated December 7, 2010 among Education Management LLC, Education Management Holdings LLC, certain Subsidiaries of Education Management Holdings LLC, the designated Subsidiary Borrowers referred to therein, each lender thereto, BNP Paribas (“BNP”), as Administrative Agent and Collateral Agent, and BNP, Bank of America, N.A., JPMorgan Chase Bank, N.A., and PNC Bank National Association, each as Issuing Bank.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By: Name:	/s/ J. Devitt Kramer J. Devitt Kramer
Title:	Senior Vice President and General Counsel
Dated: December 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amendment and Restatement Agreement dated December 7, 2010 among Education Management LLC, Education Management Holdings LLC, certain Subsidiaries of Education Management Holdings LLC, the designated Subsidiary Borrowers referred to therein, each lender thereto, BNP Paribas (“BNP”), as Administrative Agent and Collateral Agent, and BNP, Bank of America, N.A., JPMorgan Chase Bank, N.A., and PNC Bank National Association, each as Issuing Bank.